UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway
Toledo, Ohio	43659
(Address of Principal Executive Offices)	(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2023, Kenneth S. Parks, Executive Vice President and Chief Financial Officer (“CFO”) of Owens Corning (the “Company”), notified the Company that he will resign effective September 15, 2023 to pursue another opportunity.

The Company has appointed Todd W. Fister, 49, as Executive Vice President and CFO, effective upon Mr. Parks’ resignation. As CFO, Mr. Fister will assume the role of “principal financial officer” of the Company. Mr. Fister joined the Company in 2014 and has served as the Company’s President, Insulation since July 2019. He previously served as Vice President of Global Insulation and Strategy from March 2018 to July 2019 and, prior to that, he served as Vice President and Managing Director for Europe Insulation and Global Foamglas®. Prior to joining the Company, Mr. Fister held multiple financial, strategy, and corporate development leadership roles at MeadWestvaco, Kimberly-Clark, and Procter & Gamble.

In connection with his appointment as CFO, Mr. Fister’s base salary will be set at a rate of $675,000 per year and his target annual cash incentive opportunity will remain at 75% of his base salary. His annual long-term incentive award target opportunity will be increased to 220% of his base salary commencing in 2024. In addition, Mr. Fister will receive a promotional equity award of $350,000 of restricted stock units, which will be granted pursuant to the terms of the Company’s 2023 Stock Plan and will generally vest in full after three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

August 24, 2023	By:	/s/ Gina A. Beredo
Gina A. Beredo
Executive Vice President, General Counsel & Corporate Secretary